UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

AKSYS, LTD.

(Exact name of registrant as specified in its charter)

000-28290
(Commission File Number)

Delaware	36-3890205
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Marriott Drive Lincolnshire, Illinois 60069
(Address of principal executive offices, with zip code)

(847) 229-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into a Material Definitive Agreement.

On June 2, 2006, Aksys, Ltd. (the “Company”) and Nancy S. Schmelkin, the Company’s former Senior Vice President, Global Marketing and Customer Care, entered into a letter agreement. The letter agreement provides that the Company will pay Ms. Schmelkin severance in the amount of approximately $106,000, less required deductions, representing six months of Ms. Schmelkin’s base salary. The severance amount shall be paid in equal installments over six months. The letter agreement provides that the effective date of Ms. Schmelkin’s separation from the Company was May 5, 2006. Ms. Schmelkin also has released the Company of any and all claims in connection with her departure from the Company. The letter agreement will become effective only after the expiration of a seven-day revocation period following the execution of the agreement.

The letter agreement is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1	Letter Agreement entered into by Aksys, Ltd. and Nancy S. Schmelkin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.

Dated: June 8, 2006	By:	/s/ Laurence P. Birch
		Name:	Laurence P. Birch
		Title:	Chief Financial Officer and Interim President and Chief Executive Officer